Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-143813 on Form S-8 of CareGuide, Inc. of our report dated March 31, 2008 relating to our audit of the consolidated financial statements which appear in this Annual Report on Form 10-K of CareGuide, Inc. for the year ended December 31, 2007.

Des Moines, Iowa

May 8, 2008

McGladrey & Pullen, LLP is an independent member firm of RSM International,

an affiliation of separate and independent legal entities.